THE BOARD OF DIRECTORS
INTERNATIONAL FINANCIAL GROUP INC.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus and the use of the statements inserted as an exhibit to the prospectus and into the section "Selected Consolidated Financial Data" in this amendment to Form F-1.

/s/ Miller and McCollom

MILLER AND MCCOLLOM, CPAs
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
October 5 , 2001